                                                                    Exhibit 21.1



                       SUBSIDIARIES OF HEALTHSTREAM, INC.



                                                                                          State or Other
                                                                                          Jurisdiction of
                                                                                         Incorporation or
           Subsidiary                        Names Under Which Do Business                 Organization
           ----------                        -----------------------------               -----------------

HealthStream Acquisition I, Inc.             Quick Study, Inc.                               Tennessee

HealthStream Acquisition II, Inc.            m3 The Healthcare Learning Company              Tennessee

